UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2026

INTUITIVE SURGICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1020 Kifer Road
Sunnyvale, California 94086
(Address of Principal Executive Offices) (zip code)
Registrant’s telephone number, including area code: (408) 523-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISRG	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 29, 2026, the Board of Directors (the “Board”) of Intuitive Surgical, Inc. (the “Company”) approved an increase in the size of the Board from ten to eleven members and appointed Aaron Martin to fill the resulting vacancy, effective as of January 1, 2027. Mr. Martin will not be appointed to any committees as of the effective date. The Board has determined that Mr. Martin is an independent director under applicable rules of the Nasdaq Stock Market (“Nasdaq”) and the U.S. Securities and Exchange Commission.
Pursuant to the Company’s standard compensation program for its non-employee directors, Mr. Martin will receive an annual cash retainer of $70,000 for service as a member of the Board, which amount will be prorated for the portion of the fiscal year remaining following the effective date of his appointment. Mr. Martin will receive, pursuant to the Company’s Amended and Restated 2010 Incentive Award Plan, an initial grant of restricted stock units (“RSUs”) with a value of $93,333, which is a prorated amount based on the number of months remaining between the effective date of his appointment and the expected date of the next annual grant (the “Target RSU Value”). The number of RSUs granted will be determined by dividing the Target RSU Value by the 30 trading-day average closing price of the Company’s common stock, as reported by Nasdaq, through the last trading day of the month prior to the grant date. These RSUs will vest fully on the earlier of (i) the first anniversary of the grant date or (ii) the next annual meeting of stockholders following the grant date, subject to Mr. Martin’s continued service to the Company through such date. In addition, in connection with his appointment, the Company will enter into its standard form of indemnity agreement with Mr. Martin.

Item 7.01.	Regulation FD Disclosure.
On November 2, 2026, concurrently with the filing of this Current Report on Form 8-K, the Company issued a press release announcing the appointment of Mr. Martin, which press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Intuitive Surgical, Inc., dated November 2, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: November 2, 2026	By:	/s/ JAMIE E. SAMATH
Name: Jamie E. Samath
Title: Executive Vice President, Chief Financial Officer